                                                                  Exhibit 10.16


                          SALES AND PURCHASE AGREEMENT
                     PACKAGING RESOURCES INCORPORATED AND
                    TRICON RESTAURANT SERVICES GROUP, INC.

    THIS AGREEMENT has been entered into and made as of the 1st day of June 1998, by and between TRICON Restaurant Services Group, Inc ("TRSG"), a wholly-owned subsidiary of TRICON Global Restaurants, Inc, for and on behalf of itself, as well as, Taco Bell Corp. ("TBC"), and their respective subsidiaries, commonly owned affiliates, licensees, franchisees, or successors and assigns, as their interests may appear, hereinafter collectively referred to as "Affiliates", with an office at 14841 Dallas Parkway, Dallas, Texas 75240 and Packaging Resources Incorporated ("PRI"), One Conway Park, 100
Field Drive, Suite 300, Lake Forest, Illinois 60045.

    WHEREAS, TRSG desires to purchase certain polystyrene cups and lids from PRI for its customers, including the Affiliates, as set forth on Exhibit A ("Products"); and,

    WHEREAS, PRI desires to sell polystyrene cups and lids to TRSG and to the Affiliates as set forth herein.

    NOW THEREFORE, in consideration of the mutual promises of performance by PRI and TRSG and for other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, PRI and TRSG agree to the following terms and conditions.

    1. TERM AND TERMINATION. This Agreement shall commence on the day and year stated above, and shall continue for a term of two (2) years thereafter, unless earlier terminated as set forth herein. In the event of a material breach by either party of a representation, warranty, guarantee, or covenant made by the other party, which breach is capable of cure and is not cured by the breaching party within thirty (30) days following the breaching party's receipt of written notice which specifies the breach, this Agreement may be terminated. In such event, termination will be deemed to occur at the end of such thirty (30) day period; provided, however, that such right to cure shall not apply to any breach which is not capable of cure or is substantially the same as a breach for which the breaching party had previously received a notice of default pursuant to this Section during the six (6) month period immediately preceding the occurrence of the breach in question, in which event termination will be deemed to occur immediately upon the breaching party's receipt of written notice thereof from the non-breaching party. In the event that PRI fails to have product available for TRSG approved distributors for a period of 48 hours or more arising out of PRI's breach under this agreement, TRSG shall have the option to secure goods from other sources to ensure un-interrupted supply to restaurants. Sourcing will resume with PRI when product is again available and meets specifications, during the 30 day cure period. PRI shall be responsible for all incremental FOB and freight costs associated with securing products from alternative sources while supply interruption persists. In addition, this agreement may be terminated with two (2) months written notice for the following reasons:

     A. If PRI provides a lower cost of any of the products outlined in this agreement to a competitor (e.g. QSR concept with more than 100 outlets) of TRSG according to the terms and conditions for section 3B.

     B. TRSG may terminate the agreement with respect to a particular product if TBC discontinues the sale of that particular product. The agreement remains in full force and effect for all products that have not been discontinued, e.g. if TBC discontinues lids only, this agreement remains in full force and effect with respect to the cup products. TRSG shall pay for and take delivery of all remaining inventory as required by termination provisions set forth in section 2.

     2. QUANTITY.
A. TRSG agrees to purchase annually at least [*] of its actual requirements of the Products or similar size and design, thermoformed polystyrene cup products and lids (both Base Business and Promotional as defined on Exhibit
A) from PRI between June 1st, 1998 and June 1st, 1999, provided however that PRI shall not be obligated to produce move than [*] Products per week in Year
1. Subject to TRSG's purchase requirements. PRI agrees to use good faith efforts (i.e. normal manufacturing practices, conditions, and schedules without overtime) to build printed min/max inventory levels as soon as allowable in Year 1 within a range of [*] Base Business Cups/Lids (as defined in Exhibit A) (minimum) and [*] Base Business Cups/Lids (maximum). Within ninety (90) days of termination of this Agreement for any reason TRSG shall pay PRI for, and agrees to take delivery of, all on-hand printed inventory, up to [*] Base Business Cups/Lids, produced pursuant to the foregoing min/max provision.

B. For the period from June 1st, 1999 through June 1st, 2000 ("Year 2"), TRSG agrees to purchase at least [*] of its requirements for Products or similar size and design, thermoformed polystyrene cup Products and lids (both Base Business and Promotional as defined on Exhibit A) from PRI. PRI also has the unilateral option to sell TRSG an additional [*] of TRSG's actual requirements for the Products, provided that PRI agrees to meet competitive prices according to the terms set forth in Section 3(D). If PRI exercises its option:

         1. PRI shall not be obligated to produce more the [*] Products per week in Year 2.

         2. Subject to TRSG's purchase requirements, PRI agrees to use good faith efforts (as defined in Section 2(A)) to build printed min/max inventory levels in Year 2 within a range of [*] Base Business Cups/Lids (minimum) and [*] Base Business Cups/Lids (maximum).

         3. Within ninety (90) days of termination of this Agreement for any reason, TRSG shall pay PRI for, and agrees to take delivery of, all on-hand printed inventory, up to [*] Base Business Cups/Lids produced pursuant to the foregoing min/max provision.

If PRI does not exercise its option to sell the additional [*] of Products to TRSG, weekly production and min/max levels from Year 1 remain in effect through June 1st, 2000.

C. The above min/max volumes are for Base Business Cups and Lids only and are subject to reduction within a reasonable period of time, depending upon shipment requirements, based on updated forecasting information submitted in writing from TRSG. PRI will maintain a minimum of four weeks of inventory and a maximum of eight weeks of inventory based on the revised forecast from TRSG.

D. Promotional cups will be produced based on volume requirements requested by TRSG and accepted by PRI at the time TRSG places the Promotional order and are not part of the min/max provision mentioned in 2 A and B.

E. All purchases of Products hereunder shall be made pursuant to purchase orders/release orders generated by TRSG, of its designee, and transmitted by paper, telephonically, or electronically. The purchase price and payment for Products shall be made in accordance with Section 3 below. All the terms and conditions of this Agreement shall apply to every purchase order/release order issued. In the event of a conflict between the terms and conditions of this Agreement and a purchase order/release order, the terms and conditions of this Agreement shall prevail.

    3. PRODUCTS AND PRICING.
    A. TRSG and PRI agree that the polystyrene cups and lids, covered by this Agreement are itemized in Exhibit "A" ("Products"), along with the parties' agreement on pricing for said Products between June 1st, 1998 and June 1st, 1999.

    B. PRI agrees that, during the term of this Agreement and in consideration for TGR's annual minimum purchase commitment, the pricing for the Products (considering the same or like grade and quality of resin, rebates, and other terms and conditions) purchased will be as favorable as, or better than, the pricing the Products are being sold by PRI to other similarly situated buyers. In the event PRI sells Products to another buyer at a lower price for the same or similar quantities and same or like terms and conditions, PRI is obligated to promptly offer the lower price, in writing, to TRSG. PRI warrants that the price for Products, listed on Exhibit A shall be complete and no additional charges of any type shall be added without TGR's prior written agreement.

     C. PRI agrees to guarantee pricing for items in Exhibit "A" throughout the first year of the agreement. After which, PRI will adjust pricing quarterly (up or down) for fluctuations in the cost of High Impact Polystyrene ("HIPS") resin. The HIPS baseline price ("Baseline Price") will be the HIPS price quoted in MONTHLY PETROCHEMICAL & PLASTICS ANALYSIS, published by Chemical Data, Inc., as of June 1, 1999. The product price will not be adjusted unless the quoted HIPS price moves outside of a range of [*] per pound upward or downward from the Baseline Price. On June 1, 1998, and on the first day of each succeeding quarter through the remainder of the term of the Agreement, the Product price will be adjusted according to the resin escalator/de-escalators on Exhibit A if the HIPS price published in MONTHLY PETROCHEMICAL & PLASTICS ANALYSIS thirty (30) days prior to the start of the quarter is outside of the total [*] range set forth above. This price increase or decrease will be calculated on a [*] per lb. escalator/de-escalator, as specified in Exhibit A.

     D. If PRI exercises its option to supply [*] of TRSG's requirements pursuant to Section 2 (B), PRI agrees to match good faith competitive prices as of June 1st, 1999. Any competitive price comparison must be documented for a TSRG-approved supplier and the same product specifications, technological requirements, quantities, and other terms and conditions. The price arranged as of June 1st, 1999 would remain in effect through June 1st, 2000, subject only to resin adjustments provided in Section 3(C). If PRI does not exercise its option to sell the additional [*] of Products to TRSG, the price in effect at the [*] level as of June 1st, 1999, will remain in effect throughout June 1st, 2000, subject only to resin adjustments provided in Sections 3(C).

     E.  TRSG, or its designee shall pay for Products on the terms of 1% ten
(10) days, net thirty (30) days. Products will be delivered to distribution centers servicing TBC restaurants, FOB Plant of Manufacture.

     4.  ADDITIONAL COMMITMENTS.

     A. PRI agrees to provide artwork and print plate services according to the terms and conditions contained in Exhibit C subject to PRI's capacity constraints as they may exist at the time TRSG requests the service.

     B. TRSG agrees to use reasonable efforts to provide PRI the "best" available information concerning Product usage, market conditions, promotional initiatives, and Product deletions in an effort to allow PRI to efficiently supply and manage inventory levels and costs.

     C. TRSG and PRI agree to create a joint product development process, review cost savings hereunder, whereby savings will be shared on a 50/50 basis except where PRI unilaterally commits within its sole discretion to provide the capital investment, in which case PRI will receive 100% of the savings until the capital investment is recovered and at which point the savings will be shared 50/50; and set priorities, track and measure progress and results of the foregoing efforts.

     5. NOTICES. All notices pertaining to this Agreement shall be in writing, and shall be deemed to have been duly given if hand delivered or mailed by certified or registered mail, postage prepaid, and if addressed to the party at the address shown on the face hereof or if addressed to such other address as may be furnished in writing by either party.

     6. SPECIFICATIONS. Specifications are attached hereto as Exhibit A. PRI agrees to manufacture the Products in compliance with such specifications. In the event PRI fails to comply with said specifications, TRSG shall have the right to reject that Product as a nonconforming product. No specification or specifications provided by TRSG or any Affiliate with respect to any Product shall constitute a warranty, expressed or implied, against any claims for infringement of patents, copyrights, trademarks, or other intellectual property rights of any third party, and neither TRSG nor any Affiliate shall be responsible to PRI, as indemnitor or otherwise, for or on account of any such claim or liability.

     7. ARTWORK AND WORDING. Except to the extent caused by PRI's negligence or willful misconduct, TRSG assumes all responsibility for the content of all artwork and wording printed on the Products, including the assurance that such complies with all governmental and/or regulatory (federal, local, or state) regulations and law concerning the Products. TRSG agrees to indemnify and hold PRI harmless for any claims by any party arising out of any deficiency or misstatement in labeling of the Products not caused by the negligence or willful misconduct of PRI.

     8. ASSIGNMENT. Neither this Agreement, nor its rights or obligations, are assignable or transferable to any other party, except with the written consent of the non-assigning party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, however, TRSG shall have the absolute right to assign or transfer this Agreement, indivisibly, to any of the Affiliates, or to its successor in the context of a spin-off or other reorganization involving TRSG or any of the Affiliates. Such an assignment or transfer shall not relieve the assigning party of any of its rights or obligations hereunder unless specifically agreed to by the other.

     9. NOTICES GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

    10. WAIVER. No provision of this Agreement may be waived by either party except in writing. Failure of either party to enforce any provision hereof shall not be deemed to constitute a waiver of such provision with respect to future breaches thereof.

    11. WARRANTIES. PRI makes no warranty of any kind, either express or implied, by fact or by law, other than as set forth below:

     A. WARRANTY OF CONFORMITY TO LAW. PRI warrants that the Products have been or will be manufactured, processed, fabricated, and/or produced and may be shipped, sold and used in a customary manner without violation of any law, ordinance, rule or regulation of any governmental body, including without limitation:

         1.   the Fair Labor Standards Act;
         2.   the Federal Consumer Product Safety Act;
         3.   the Federal Insecticide, Fungicide, and Rodenticide Act;
         4.   the Food, Drug, and Cosmetic Act;
         5.   the Federal Hazardous Substances Act;
         6.   the Occupational Safety and Health Act of 1970; and
         7.   the Equal Employment Opportunity Act

and/or any rules or regulations promulgated pursuant thereto.

     B. WARRANTY OF MATERIALS AND WORKMANSHIP. PRI warrants that the Products shall be free from defects in design and manufacture.

     C. WARRANTY OF COMPLIANCE WITH SPECIFICATIONS. PRI warrants that the Products delivered to TRSG and Affiliates pursuant to this Agreement will be of PRI's standard quality and will meet in every respect the Product specifications set forth in Exhibit A attached hereto. No deviations from such specifications shall be made unless previously authorized, in writing, by TRSG or an Affiliate.

     D. WARRANTY OF TITLE. PRI warrants that it has the right to transfer good and merchantable title to the Products; that the Products now are, and on delivery will be, free from all security interests and other liens and encumbrances, and that TRSG will have peaceful possession and quiet enjoyment of the Products.

     E. WARRANTY AGAINST INFRINGEMENT. PRI warrants that neither the unprinted nor unlabelled Products nor their normal use or resale will infringe any patents, copyrights, trademarks, or other intellectual property rights now existing or hereafter issued by the United States of America or any foreign country. PRI further warrants that the words it thermoforms into the bottom of the cup products do not infringe any patents, trademarks copyrights, or intellectual property now existing. PRI hereby agrees that upon prompt notification by TRSG of the commencement of any claim, suit or proceeding against TRSG alleging infringement of any patent, trademark, copyright or intellectual property rights subject to the warranty above, not otherwise arising from a patent, trademark, copyright or intellectual property rights held by TRSG, PRI shall defend, and indemnify and hold TRSG and Affiliates harmless against any such claim, suit, or proceeding, at PRI's sole expense. PRI hereby agrees that if the Products are held to constitute an infringement of any such patent, trademark, copyright, or intellectual property rights or the use of the Products are enjoined due to such infringement, PRI shall, at its sole expense, either procure for TRSG and Affiliates the right to continue use of the Products or replace the Products with non infringing Products of similar quality and quantity, or modify the Products to the extent necessary to cause them to be non infringing without materially affecting their value to TRSG, or remove the Products and refund to TRSG the price thereof including transportation and installation; provided however, that nothing in this paragraph shall limit or otherwise affect any remedy in law or equity that TRSG may have against PRI for breach of any warranty or other obligation herein.
TRSG warrants that graphic designs, pictures, or wording it submits to PRI for printing or labeling on the Products do not infringe any patents, copyrights, trademarks, or other intellectual property rights now existing or hereafter issued by the United States of America or any foreign country. If TRSG breaches the foregoing warranty, it shall indemnify PRI pursuant to
Section 23.

    F. SAMPLE OR MODEL. PRI warrants that the Products shall conform to samples furnished to TRSG which is made a basis of the bargain.

    G. SURVIVAL OF WARRANTIES. All warranties, express and/or implied, shall survive inspection, delivery, acceptance, and payments by TRSG, subject to the Agreement's limitation of actions provision which is contained at
Section 14.

    12. RIGHT TO INSPECT. The parties agree that TRSG may, from time to time, inspect the Products during their manufacture, processing, construction, and/or preparation upon reasonable notice to PRI at PRI's place of business. TRSG may, in addition to the described inspections, make any further reasonable inspections it may desire, including but not limited to, inspection at the time of delivery and/or completion of the Products.

    13. EXCUSE OF PERFORMANCE. No liability shall result from delay in performance caused by act of God, fire, flood, war, government action, or other circumstances beyond the control of the party affected. Quantities so affected may be eliminated from this Agreement at the discretion of the party affected without liability to the other.

    14. LIABILITY. Any action for breach of this Agreement must be commenced within one (1) year after the cause of action in question accrues. Neither party shall be liable to the other for any incidental or consequential damages.

    15. CAPTIONS. The captions used herein are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope of the intent of any Paragraph hereof.

    16. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.--

    17. OTHER DOCUMENTS. The terms, conditions, and provisions of any invoice, billing statement, confirmation, receipt, or other similar document relating to this Agreement, other than a written addendum or amendment hereto, shall be subject and subordinate to the terms, provisions, and conditions of this Agreement and, in the event of a conflict between the terms, conditions, and provisions of any such document and of this Agreement, the terms, conditions, and provisions of this Agreement or subsequent agreement shall govern.

    18. AUTHORIZATION. The parties represent and warrant that they have the full and complete authority to enter into and perform this Agreement. The individuals executing this Agreement on behalf of the parties represent and warrant that he or she have the full and complete authority to do so and that the parties will be bound thereby.

    19. MEDIATION. All claims, disputes, and controversies arising out of or in relation to the performance, interpretation, application, or enforcement of this Agreement, including but not limited to, breach thereto, shall be referred to mediation before, and as a condition precedent to, the initiation of arbitration. If during mediation, a party ("offering party") makes a written offer of compromise to another party which is not accepted by said party ("refusing party") and the refusing party fails to obtain a more favorable judgment or award in arbitration, the refusing party shall pay all of the offering party costs and expenses, including reasonable attorney's fees, incurred from the time the offer is refused. All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the mediation procedures described herein are pending. The parties will take such action, if any, required to effectuate such tolling. Each party is required to continue to perform its obligations under this contract pending final resolution of any dispute in mediation or arbitration arising out or connected to this contract.

    20. ARBITRATION. Any disputes unresolved by mediation and arising out of, or in connection with, this Agreement shall be settled exclusively by arbitration in Dallas, Texas, in accordance with the commercial arbitration rules of the American Arbitration Association by one arbitrator selected in accordance with such rules. All documents and hearings in such arbitration shall be prepared in the English language and each party shall bear its own cost of presenting its case, including one half (1/2) the cost of the arbitrator unless Paragraph 19 is applicable.

    21. INTEGRATION. This Agreement and Exhibits constitutes the entire agreement between the parties relating to the subject matter hereof and may be amended only by writing signed by the party to be bound. No oral modification of this Agreement or Exhibits shall have any legal effect.

    22. CONFIDENTIALITY. The parties agree to the terms and conditions of the attached Confidentiality Agreement which is referenced as Exhibit B and incorporated herein.

    23. INDEMNIFICATION. To the extent PRI shall fail to meet the specifications agreed to by the parties in accordance with Section 6 with respect to Products, PRI agrees to defend, indemnify and hold harmless TRSG and the Affiliates, from and against any and all claims, suits, losses, damages, regulatory proceedings, liabilities, and\or expenses (including reasonable attorney's fees and costs) of every kind whatsoever (collectively "Claims") which may arise from or be connected with the breach of any representation, warranty, covenant, or other obligation of PRI contained in this Agreement. To the extent the Products supplied hereunder comply with the specifications agreed to by the parties in accordance with Section 6, TRSG shall indemnify, defend, and hold PRI harmless from and against any and all demands, claims, actions, suits, and proceedings which may at any time be brought against PRI and any all liabilities, losses, damages, costs, and expenses (including, but not limited to reasonable attorneys' fees and other legal costs and expenses) arising from or in connection with the handling, transportation, or use of the Products or the items to be sold within the Products and/or the breach of any obligation of TRSG contained in this Agreement.

    The provisions of this Section 23 shall survive the expiration or earlier termination of this Agreement.

    24.   PRODUCT RECALLS.   In the event that TRSG or any Affiliate
reasonably determines that it is necessary to recall any Products manufactured or provided by PRI hereunder (I) for any reason bearing on their safety, or (ii) for any material non- conformance of the Products with specifications agreed to by the parties in accordance with Section 6. PRI agrees to comply with recall procedures reasonably established from time to time by TRSG or the Affiliates. Furthermore, PRI agrees to bear all costs and expenses incurred by it in complying with such recall procedures. If TRSG and PRI are unable to agree on whether the recall is necessary as required herein, the parties shall advance equally the cost of the recall (including the cost of any immediate recall solutions necessary for any Product not yet delivered) and the parties shall initiate the dispute resolution process described in Section 19 and 20 above.

    25. ADVERTISING OR PUBLICITY OR ENDORSEMENTS. PRI agrees to disclose and coordinate with TRSG any public announcement of this Agreement. However, PRI retains the unilateral right to control final content of any public announcement as required by law upon sole judgment of its legal counsel. PRI shall not use the name of TRSG on any product or services which is directly related to this Agreement or in any advertising, sales brochures, sales presentations, trade shows, service proposals without the prior written consent of TRSG. Such consent shall not be unreasonably withheld. By entering into this Agreement, TRSG does not directly or indirectly endorse any product or services provided by PRI, its successors, or licensees and no official endorsement should be inferred. PRI shall not in any way imply that this Agreement is an endorsement of any such product or service.

IN WITNESS WHEREOF, and in agreement hereto the undersigned individuals representing their respective companies have executed this Agreement.

"TRICON Restaurant Services Group"     "Packaging Resources Incorporated"
             "TRSG"                                 "PRI"

By: /s/ Jack Kennedy                    By: /s/ H.P. Hoeper
   -------------------------------         -------------------------------

Title:  V.P.                            Title:  Pres. C.E.O.
      ----------------------------            ----------------------------

Date:  10/12/98                         Date:  10/26/98
     -----------------------------           -----------------------------

                       APPRVD AS
                       TO FORM

                       BY: /s/ WMS
                          --------
                          LAW DEPT.

                                 EXHIBIT "A"

                             "PRODUCTS" PRICING


                  CUP                                                     DISPOSABLE
 CATEGORY         SIZE          DESCRIPTION      VOLUME         CUP           LID
-----------   -------------   ---------------  -----------  -----------   -----------
  Base           32 oz.         1-6 colors          [*]         [*]           [*]
Business        Cruiser                         Per Design
Cups/Lids    (Thermoformed)

  Base           32 oz.          Therimage          [*]         [*]           [*]
Business        Cruiser          Standard       Per Design
Cups/Lids    (Thermoformed)

  Base           32 oz.          Therimage          [*]         [*]           [*]
Business        Cruiser         Color Change     Per Design
Cups/Lids    (Thermoformed)

  Base           32 oz.          Game Label         [*]         [*]           [*]
Business        Cruiser          Application     Per Design
Cups/Lids    (Thermoformed)    (See attached
                                Exhibit A-1)


PRICING NOTES - PRINTED CUP

1) Cup prices are based on minimum order of [*] (one design).
2) Prices are quoted per thousand cups and include the following:
     A) Case pack of 500 for 32 oz. Cups.
     B) Case Pack of 1,500 for lids.
     C) Line art charges and/or Process art charges.
     D) Prices are F.O.B. Plant of Manufacture (i.e. freight is not included in prices).
     E) Floor loading only.

PRICING NOTES - THERIMAGE CUP

1) Pricing includes white cup, therimage label and therimage label application.
2) Pricing DOES NOT include cylinder artwork charges.
3) Art charges - cylinders:
                             ONE IMAGES

     Line Cylinders (17")                   [*]
     Line Cylinders (31")                   [*]
     --------------------

     Process Cylinders (17")                [*]
     Process Cylinders (31")                [*]
     -----------------------

4) Prices are F.O.B. Kansas City (i.e. freight is not included in prices).
5) Therimage color change includes maximum of two color change colors.


                   CUP                                                    DISPOSABLE
 CATEGORY          SIZE        DESCRIPTION      VOLUME         CUP           LID
-----------   -------------- ---------------  -----------  -----------   -----------
Promotional        32 oz.        1-6 Colors        [*]         [*]           [*]
 Cups/Lids      Cruiser Cup                    per Design
               (Thermoformed)

Promotional        32 oz.        1-6 Colors        [*]         [*]           [*]
 Cups/Lids      Cruiser Cup                    per Design
               (Thermoformed)

Promotional        32 oz.        Therimage         [*]         [*]           [*]
 Cups/Lids      Cruiser Cup       Standard     per Design
               (Thermoformed)

Promotional        32 oz.        Therimage         [*]         [*]           [*]
 Cups/Lids      Cruiser Cup     Color Change   per Design
               (Thermoformed)

Promotional        32 oz.        Game Label        [*]         [*]           [*]
 Cups/Lids      Cruiser Cup      Application   Per Design
               (Thermoformed)   (See attached
                                 Exhibit A-1)


PRICING NOTES - PRINTED CUP

1) Same as above for Base Business cups EXCEPT pricing DOES NOT include Line art and/or Process art charges; such additional charges are as follows:
     A) Line Art - [*] per color
     B) Process Art - [*] per design

PRICING NOTES - THERIMAGE CUP

1) Same as above for Base Business cups.

                                  EXHIBIT "A"
                                  "PRODUCTS"
[LOGO]

                      TACO BELL PACKAGING SPECIFICATION

Date Written: 6/1/98
Specification Number: 0134
Author: A. Marvel
PCN# TBD
-------------------------------------------------------------------------------

TITLE: Cup Lid for 32 oz Cruiser Cup (Packaging Resources Incorporated)

DESCRIPTION: Thermoformed Plastic Snap On Cup Lid for Disposable Cruiser Cup

MATERIAL: High Impact Polystyrene
          Blue Color Concentrate (Ferro CS682261 - FDA)

DIMENSIONS: Outside Diameter [*]
            Lid Weight Target [*]
            Lid Weight Minimum [*]
            Lid Wall Thickness Minimum [*]

DRAWING NUMBER/SUPPLIER: Reference Packaging Resources Lid Drawing #766C,
                         revision B dated 5-28-98

PRINTING: Embossed per approved drawing

PACKING INSTRUCTIONS: 1500 Lids/Case
                      100 Lids/Sleeve
                      15 Sleeves/Case

ADDITIONAL INFORMATION: Supplier must comply with FDA GMP practices in manufacturing, processing, packaging and storage of Taco Bell products.
                        This lid specification is to be used only with the [*] lip diameter 32 oz. Cruiser Cup.

-------------------------------------------------------------------------------

APPROVAL: /s/ Alex J. Marvel  6/1/98  Alex Marvel National Packaging Manager
         ----------------------------

                                  EXHIBIT "A"
                                  "PRODUCTS"
[LOGO]

                      TACO BELL PACKAGING SPECIFICATION

Date Written: 6/3/98
Specification Number: 0138
Author: A. Marvel
PCN# TBD
-------------------------------------------------------------------------------

TITLE: Cup Lid for 32 oz Cruiser Cup (Packaging Resources Incorporated)

DESCRIPTION: Thermoformed Plastic Snap On Cup Lid for Disposable Cruiser Cup

MATERIAL: High Impact Polystyrene
          Blue Color Concentrate (Ferro CS682261 - FDA)

DIMENSIONS: Outside Diameter [*]
            Lid Weight Target [*]
            Lid Weight Minimum [*]
            Lid Wall Thickness Minimum [*]

DRAWING NUMBER/SUPPLIER: Reference Packaging Resources Lid Drawing #TBD

PRINTING: Embossed per approved drawing

PACKING INSTRUCTIONS: 1500 Lids/Case
                      100 Lids/Sleeve
                      15 Sleeves/Case

ADDITIONAL INFORMATION: Supplier must comply with FDA GMP practices in manufacturing, processing, packaging and storage of Taco Bell products.
                        This lid specification is to be used only with the [*] lip diameter 32 oz. PRI Cruiser Cup.

-------------------------------------------------------------------------------

APPROVAL: /s/ Alex J. Marvel  6/3/98  Alex Marvel National Packaging Manager
         ----------------------------

                                  EXHIBIT "A"
                                  "PRODUCTS"
[LOGO]

                      TACO BELL PACKAGING SPECIFICATION

Date Written: 2/15/98; 5/20/98 (updated)
Specification Number: 0132
Author: A. Marvel
PCN# TBD
-------------------------------------------------------------------------------
TITLE: Plastic Cruiser Cup, 32 oz (Packaging Resources Company)

DESCRIPTION: A printed disposable 32 oz. white plastic cup

MATERIAL: High impact polystyrene
          White concentrate

DIMENSIONS: Height [*]
            Rim Diameter [*]
            Base Diameter [*]
            Diameter under stack shoulder [*]
            Rim thickness [*] Maximum
            Cup weight [*]
            Fill Volume (to brim) [*]
            Side wall caliper [*] Minimum

DRAWING NUMBER/SUPPLIER: Reference Packaging Resources Drawing #106758,
                         Revision B, dated 5/21/98

PRINTING: 6 color maximum printing per approved artwork
          Dry offset lithographic printing

PACKING INSTRUCTIONS: Polybagged @ 500 cups per case
                      25 cups/stack
                      20 stacks/case

ADDITIONAL COMMENTS: The supplier must comply with FDA GMP practices in the manufacturing, processing, packaging and storage of Taco Bell Products.
-------------------------------------------------------------------------------

APPROVAL: /s/ Alex J. Marvel  5/21/98 Alex Marvel National Packaging Manager
         ----------------------------

                                  EXHIBIT "B"

                       PACKAGING RESOURCES, INCORPORATED
                                      AND
                     TRICON RESTAURANT SERVICES GROUP, INC.




MUTUAL CONFIDENTIALITY AND NONDISCLOSURE AGREEMENT

     This Agreement in letter form follows discussions with TRICON Global Restaurants Inc. ("TRSG") concerning the feasibility of a business relationship between TRSG, for and on behalf of itself, as well as, Taco Bell Corporation ("TBC") and their respective subsidiaries, commonly owned affiliates, licensees, franchisees, or successors and assigns, as their interests may appear, hereinafter collectively referred to as "Affiliates" and Packaging Resources, Incorporated ("PRI") relating to TRSG's desire to purchase polystyrene cups and lids from PRI. To permit TRSG and PRI to jointly pursue this objective, it may be necessary for TRSG or PRI to disclose to the other certain confidential and proprietary business and technical information relating to our respective businesses.

     In furtherance of this joint project, and to protect the confidential and proprietary information of both PRI and TRSG, it is agreed we will keep confidential (and not make any unauthorized use or disclosure, prior to, during, or subsequent to the relationship between the companies without prior written consent) the fact that we have entered into this relationship, any knowledge or information of a confidential or proprietary nature acquired by us from the other during the course of our relationship, including information relating to the business (including the detail, operation, layout, or design of equipment or manufacturing facilities), research, or engineering activities of our companies, to our manufacturing processes, formulas, and ingredients, or trade secrets, or to our sources of supply or lists of customers, or to our marketing, or product plans, or contemplated actions in those areas. We agree to limit access to any confidential or proprietary information only to our agents and employees directly involved in the relationship having a bona fide need to such access. We further agree to take such steps as may be reasonable with them to insure their awareness of these obligations.

     It is understood that the foregoing obligations of confidence, nondisclosure, and nonuse do not apply to (a) information already known to either TRSG or PRI prior to the date of this Agreement and not subject to any nondisclosure covenants, (b) information publicly available or which becomes publicly available without a breach of this or any other Agreement by either company, (c) information rightfully received from a third party, or (d) information independently developed by either company prior to receipt of such information from the other. The obligations in this Agreement regarding confidentiality shall continue during its terms and for a period of two (2) years thereafter.

     All confidential and proprietary information shall remain the property of the disclosing company; all documents, copies, and other tangible property made, or received, by our companies during the course of the relationship based on or related to such information will be the sole property of the disclosing company. Neither company shall acquire any rights in such property (or the intellectual property rights of the other), nor be obligated to enter into any other business relationship, on account of this Agreement, unless otherwise agreed to in writing. Upon written demand, the receiving company will expeditiously deliver to the disclosing company all tangible forms of this information.

     This letter represents the entire Agreement between PRI and TRSG with respect to the subject matter; it will be governed by the laws of Texas and its terms may not be varied, except in writing signed by both parties. Any action or proceeding which arises out of or relates to this Agreement shall be brought only in a state or federal court located within Dallas County, Texas.


TRICON RESTAURANT SERVICES GROUP, INC.         PACKAGING RESOURCES INCORPORATED


By:   /s/ Jack Kennedy                         By:   /s/ H.P. Hoeper
    ----------------------------------             ----------------------------

Title:      VP.                                Title:    Pres. C.E.O.
       -------------------------------                -------------------------

Date:    10/12/98                              Date:    10/26/98
     ---------------------------------               --------------------------

                                 EXHIBIT "C"                             FINAL

[LOGO]

                                                                March 26, 1998

Curtis and Alex,

Achieving a consistent level of graphics among multiple suppliers is an important component to the success of the Taco Bell polystyrene cup program. Packaging Resources shares your opinion that realization of this goal is best achieved through the use of a lead graphics supplier. In undertaking this role, Packaging Resources understands its role to include the following:

     -   Evaluate initial artwork and perform any necessary revisions
     - Generate and supply color proofs to all parties (Taco Bell, Solo, Sandusky, Design firm)
     - Supply films to other suppliers (Solo, Sandusky) that meets their specific printing requirements
     - Supply printing plates where necessary (process art) to other suppliers (Solo, Sandusky)
     -   Provide initial target cups to other suppliers (Solo, Sandusky)

A more detailed explanation of how Packaging Resources envisions its role in the Taco Bell polystyrene cup program, including costs and timing, is as follows:

ARTWORK
Dry offset printing is a unique process that has different requirements from conventional paper printing. As such, and in order to minimize delays, it is important that Packaging Resources be involved in the planning stages of any artwork design. Although requirements will vary from job to job, the attached Line Art Design Specifications (Exhibit 1) and Process Art Design Specifications (Exhibit 2) provide guidelines as to acceptable artwork. Any deviations from these attached guidelines could result in additional costs and delays.

PRE-PRESS
Upon receipt of artwork meeting the defined specifications, Packaging Resources will undertake in 10 working days the following steps:

     CUSTOMER ARTWORK EVALUATION
     Packaging Resources will analyze the artwork design and determine the following:
     -   Can this design be printed successfully or are changes required?
     -   Is the design line or process art?
     -   Basic print area sizes
     -   Size and location of graphic elements
     -   Number of and designations of Pantone colors
     - Required customer approved target proof and originals (Process design only)

     COMMUNICATION WITH ALL INVOLVED PARTIES
     Packaging Resources will communicate to Taco Bell, Solo, Sandusky, and the involved design firm our questions, concerns and recommendations concerning the received artwork

     ANY NECESSARY ARTWORK REVISIONS
     The above stated pre-press procedure is performed at no cost to you. However, if significant artwork revisions are required, costs as defined on the attached Line Art Design Specifications or Process Art Design Specifications will apply.

[LETTERHEAD]




PRI COLOR PROOFING
Upon receipt of customer approved artwork, Packaging Resources will generate color proofs at the following cost:

     1st color proof                 [*]
     Each additional color proof     [*]

If upon receipt of the color target proof you require significant "artistic" changes (i.e. changing size and/or location or graphic elements, copy changes, photo retouching, etc.), costs as defined by the Line Art Design Specifications and Process Art Design Specifications will be incurred. Even though the amount of time required for these revisions will vary depending on the amount of work necessary, the PRI color proofing system offers an opportunity for both time and cost savings on color proof revisions. Packaging Resources can generally complete most revisions and provide a revised color proof within 24 hours (this turnaround time can further be reduced to as little as a couple of hours if the customer is on-site). In comparison, Chromalin proofs as supplied by a third party vendor on the recent Taco Bell Godzilla project cost [*] for a 1st color proof and took two days to turnaround.

Although the Packaging Resources color proofing system provides the closest representation of Pantone colors available; you should refer to the attached Pantone color chips for the actual target ink colors. For line art designs, the provided color chips will serve as the target colors. For process art designs, the PRI color proof will serve as the color target proof for your cup.

FILM
Upon receipt of an approved target color proof, Packaging Resources will begin film preparation. Film produced for Solo and Sandusky will take into account their individual plate and press specifications (film for both will be right reading, emulsion down). Film preparation procedures will differ between line art and process art and are defined as follows:

LINE ART
-  5 working days for film preparation
-  [*] per color plus mail charges
-  Film and target printed cup supplied to Solo and Sandusky

After the first few initial designs, it is Packaging Resources belief that we will have developed a better understanding of other supplier plates and presses and therefore, we will be able to reduce our film preparation time to 3 days.

PROCESS ART
-  10 working days for film preparation
- Maximum film charge of [*] (this charge will vary depending on the design elements and can be as much as [*] less)
- Taco Bell press proof at Packaging Resources facility (refer to Exhibit 3 - PRI Press Proof Policy for specific guidelines)
- Film, target printed cup and initial printing plates ([*] per plate plus freight charges) to Solo and Sandusky within 24 hours of cup approval

[LETTERHEAD]




In addition, Packaging Resources would like to be represented at all press proofs in which our film is used. We believe that this will help eliminate any miscommunication between suppliers and further ensure the desired consistency.

Packaging Resources looks forward to its role in making the Taco Bell polystyrene cup program a success. If you should have any questions or need of further information, please do not hesitate to contact me.

Sincerely,

/s/ Steve Walker

Steve Walker
Manager of Graphics



cc: Donna Kahre - Tricon
    Joe Fox - Sandusky
    Paul Buhnerkemper - Solo